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                                                                   EXHIBIT 10.12

                               PNC FINANCIAL CORP
                           SUPPLEMENTAL PENSION PLAN

                    A. Plan Provisions as of January 1, 1990

Section 1. Purpose of Plan

     The purpose of this Supplemental Pension Plan (the "Plan") is to provide a means of equalizing the benefits of those employees participating in the PNC Financial Corp Pension Plan (the "Pension Plan") whose funded benefits under the Pension Plan are or will be limited by application of the Employee Retirement Income Security Act of 1974 (the "Act") or the regulations promulgated thereunder as the Act or such regulations may be amended from time to time. The Plan is to be operated as an exempt excess benefit plan as defined in the Act.

Section 2. Administration of the Plan

     The Pension Committee (the "Committee") under the Pension Plan shall administer the Plan. The Committee shall have full authority to determine all questions arising in connection with the Plan, including its interpretation, may adopt procedural rules, and may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding on all persons.

Section 3. Participation in the Plan

     All Participants of the Pension Plan (as defined in Pension Plan) shall be eligible to participate in this Plan whenever their benefits under the Pension Plan computed without taking into consideration the limitations on benefits contained in Section 4.7 of the Pension Plan exceed the maximum benefits to which they are entitled by reason of such limitations and such Participant's Employer (as defined in the Pension Plan) shall have adopted the Plan. The amount of such excess shall hereinafter be referred to as the "Excess Benefits".

Section 4. Excess Benefits Related to the Retirement Plan

     Each Employer that, with the approval of PNC Financial Corp (the "Corporation") shall have adopted the Plan, shall pay in respect of each Participant of the Pension Plan who is eligible to participate in this Plan a supplemental retirement benefit equal to the Excess Benefit as defined in
Section III of this Plan. Such supplemental retirement benefit under this Plan shall be payable in accordance with all the terms and conditions applicable to the Participant's benefits under the Pension Plan, including whatever optional benefits he may have elected. However, a Participant may elect to receive his benefits under this Plan on a basis provided for in the Pension Plan which is different from the basis upon which he receives benefits under the Pension Plan, if he files an election in writing to that effect with the Committee at least twelve months before his retirement date as provided under the Pension Plan or, if this is impracticable, prior to some other date selected by the Committee.

Section 5. Miscellaneous

     This Plan may be terminated at any time by the Board of Directors of the Corporation and any Employer that shall have adopted the Plan may at any time, withdraw from further participation in the Plan, in either or both of which events payments to Participants and beneficiaries of supplemental retirement benefits accrued hereunder in respect of years (including fractional years) prior to the date of such termination or withdrawal shall be made at the same times and in the same amounts as would have been provided for under this Plan if it had not been terminated or if such withdrawal had not occurred. This Plan may also be amended at any time by the Board of Directors of the Corporation except that no such amendment shall deprive any Participant or beneficiary of his supplemental retirement benefit accrued at the time of such amendment.

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     Benefits payable under this Plan shall not be funded and their payment shall be made by or for the account of the Participant's Employer under the Pension Plan, and the Corporation and the other Employers may make such arrangements for payment out of the general funds of the Corporation or the other Employers as they may deem appropriate with respect thereto.

     This Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania.

Section 6. Effective Date

            This Plan shall become effective as of December 1, 1984.

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                               NOVEMBER 21, 1996

                      AMENDMENT TO THE PNC FINANCIAL CORP
                           SUPPLEMENTAL PENSION PLAN

     WHEREAS, PNC Bank Corp. (the "Corporation") maintains the PNC Financial Corp Supplemental Pension Plan (the "Plan"); and

     WHEREAS, Section 5 of the Plan authorizes the Corporation to amend the Plan; and

     WHEREAS, it has been determined that it is in the best interest of the Corporation to amend the Plan to (a) clarify the Plan's prohibition against the reduction of participants' accrued benefits as the result of a Plan amendment, termination of the Plan, or the withdrawal of an affiliate from participation in the Plan, (b) clarify that the Corporation may, in its discretion, establish a trust to provide a source of funds for the payment of benefits under the Plan, and (c) make certain other changes;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. The Plan is hereby renamed the "PNC Bank Corp. Supplemental Pension Plan" and all references in the Plan to "PNC Financial Corp" are hereby changed to "PNC Bank Corp."

     2. Section 1 of the Plan is hereby amended to read as follows:

     The purpose of this Supplemental Pension Plan (the "Plan") is to provide a means of equalizing the benefits of those employees participating in the PNC Bank Corp. Pension Plan (the "Pension Plan") whose funded benefits under the Pension Plan are or will be limited by application of Section 415 of the Internal Revenue Code of 1986, as amended. The Plan is to be operated as an "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended.


     1. Section 2 of the Plan is hereby amended to add the following at the end of the last sentence thereof:

     ";provided, however, that this sentence shall not apply after the occurrence of a Change in Control (as defined in the PNC Bank Corp. Supplemental Executive Retirement Income and Disability Plan as of the date hereof)."

     2. Section 3 of the Plan is hereby amended to add "(or any successor provision)" after the words "Section 4.7 of the Pension Plan".

     3. Section 5 of the Plan is hereby amended in its entirety to read as follows:

     The Plan may be amended or terminated by the Board of Directors of the Corporation at any time, and any Employer that has adopted the Plan may withdraw from further participation in the Plan at any time; provided, however, that no such amendment, termination or withdrawal (each, a "Plan Change") shall, without the consent of each affected Participant, reduce or in any way adversely affect (a) the supplemental retirement benefits payable hereunder with respect to a Participant who has terminated employment with the Corporation or an Employer (as applicable) prior to the date of such Plan Change, or (b) the amount of, or payment of, the Accrued Benefit (as hereinafter defined) of any other Participant as of the date of such Plan Change. For purposes of this Section 5, the term "Accrued Benefit" means an amount equal to the product of (1) and (2), where (1) is the supplemental retirement benefit that would be payable to a Participant or his beneficiary under the terms of this Plan as in effect immediately prior to the Plan Change, calculated as of the date (the Participant's "Retirement Date") that retirement benefit payments to the Participant or beneficiary commence under the Pension Plan, and (2) is a fraction, the numerator of which is the number of years of service credited to the Participant under the Pension Plan for benefit accrual purposes ("Benefit Accrual Service") as of the date of the Plan Change, and the denominator of which is the Participant's total Benefit Accrual Service under the Pension Plan as of his Retirement Date. After a Change in Control, the foregoing

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     provisions of this Section 5 and Section 8 hereof may not be amended with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment shall not impair the ability of the Board of Directors of the Corporation to amend the Plan with respect to any other Participant who has consented to such amendment.

     4. Section 6 of the Plan is hereby redesignated as Section 9 and new Sections 6, 7, and 8 are hereby added to the Plan to read as follows:

          6. Funding of Benefits. In the sole discretion of the Corporation, the Corporation may establish a nonqualified grantor trust and make contributions thereto for the purpose of providing a source of funds to pay benefits as they become due and payable hereunder; provided, however, that no such trust shall result in a Participant being required to include in gross income for Federal income tax purposes any benefits payable hereunder prior to the date of actual payment. Notwithstanding the establishment of any such trust, a Participant's rights hereunder shall be solely those of a general unsecured creditor of the Corporation and the Employers. It is the intention of the Corporation, the Employers, and Participants hereunder that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

          7. Governing Law. This Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law.

          8. Successors. In addition to any obligations imposed by law upon any successor(s) to the Corporation and the Employers, the Corporation and the Employers shall be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Corporation and the Employers to expressly assume and agree to perform under this Plan in the same manner and to the same extent that the Corporation and the Employers would be required to perform under it if no such succession had taken place; in the event of such a succession, references to "Corporation" and "Employers" herein shall thereafter be deemed to include such successor(s).

     IN WITNESS WHEREOF, PNC Bank Corp. has caused this Amendment to the PNC Financial Corp Supplemental Pension Plan to be duly adopted as of this 21st day of November, 1996.

                                              PNC BANK CORP.

                                              By: /s/ WILLIAM E. ROSNER
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                                              William E. Rosner
                                              Senior Vice President

WITNESS:

/s/ THOMAS R. MOORE
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Thomas R. Moore
Assistant Corporate Secretary

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